SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 31, 2007

Prevention Insurance.com, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-32389	88-0126444
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Paragon Capital LP
110 East 59th Street, 29th Fl
New York, NY 10022
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 593-1600
(ISSUER TELEPHONE NUMBER)

2770 So. Maryland Pkwy.
Las Vegas, Nevada 89109
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On December 31, 2007 (the "Effective Date"), pursuant to the terms of a Stock Purchase Agreement, Paragon Capital LP purchased a total of 71,428,571 shares of the issued and outstanding common stock of Prevention Insurance.com, Inc. (the "Company") from the Company, for an aggregate of $250,000 in cash. The total of 71,428,571 shares represents 73.58% of the shares of issued and outstanding common stock of the Company at the time of transfer. Paragon Capital LP used its personal funds to purchase the shares of the Company.  Alan P. Donenfeld is the Managing Member of Paragon Capital Advisors LLC, which is the General Partner of Paragon Capital LP.  As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company's directors and officers have occurred:

o	As of December 31, 2007 Alan P. Donenfeld was appointed to the Board of Directors of the Company.

o
Scott Goldsmith then resigned as a member of the Company's Board of Directors and as the Company's President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board, effective December 31, 2007.

o	On December 31, 2007, Richard Peterson and George T. Nasser resigned as members of the Company’s Board of Directors.

o	Also as of December 31, 2007, Alan P. Donenfeld was appointed as the Company's President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board.

In connection with the change in control, the Company changed its executive offices to 110 East 59thStreet, 29thFl, New York, NY 10022.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Scott Goldsmith resigned as a member of the Company's Board of Directors effective as of December 31, 2007. Scott Goldsmith also resigned as the Company's President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board, effective December 31, 2007. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

George T. Nasser and Richard Peterson resigned as members of the Company’s Board of Directors effective as of December 31, 2007.  The resignations were not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Alan P. Donenfeld was appointed as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board, each as of December 31, 2007.

Alan P. Donenfeld is the Managing Member of Paragon Capital Advisors LLC, which is the General Partner of Paragon Capital LP.  For over 25 years, Mr. Donenfeld has been focused on investing in, advising and financing companies. Prior to starting Paragon Capital LP, for 13 years he was President of Bristol Investment Group.  In the 1980’s, he worked for Bear Stearns, Shearson Lehman Hutton and SG Cowen, primarily in Mergers and Acquisitions.  He received his MBA from the Fuqua School of Business at Duke University and a BA from Tufts University.

No transactions have occurred in the last two years to which the Company was a party in which Mr. Donenfeld had or is to have a direct or indirect material interest. Mr. Donenfeld does not have an employment agreement with the Company.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

	2.1	Stock Purchase Agreement dated as of December 31, 2007 between Paragon Capital LP and Prevention Insurance.com, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Prevention Insurance.com, Inc.

By:	/s/Alan P. Donenfeld
Alan P. Donenfeld, President

Dated: January 3, 2008